                               POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Lynn A. Feldman and Scott G. McLester or any of them, each acting alone, his true and lawful attorney-in-fact to:

                (1)     execute for and on behalf of the undersigned a Form 3,
                        Form 4 or Form 5 relating to the securities of Wyndham
                        Worldwide Corporation, in accordance with Section 16(a)
                        of the Securities Exchange Act of 1934 and the rules
                        thereunder;

                (2)     do and perform any and all acts for and on behalf of the
                        undersigned which may be necessary or desirable to
                        complete the execution of such Form 3, Form 4 or Form 5
                        and the timely filing of such form with the United
                        States Securities and Exchange Commission and any other
                        authority; and

                (3)     take any other action of any type whatsoever in
                        connection with the foregoing which, in the opinion of
                        such attorney-in-fact, may be of benefit to, in the best
                        interest of, or legally required by, the undersigned, it
                        being understood that the documents executed by such
                        attorney-in-fact on behalf of the undersigned pursuant
                        to this Power of Attorney shall be in such form and
                        shall contain such terms and conditions as such
                        attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Wyndham Worldwide Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of June 2006.

                                        By: /s/ Myra J. Biblowit
                                            ------------------------------------
                                            Myra J. Biblowit